Exhibit 10.19

LoanDepot.com

EMPLOYMENT AGREEMENT

NAME:	Peter Macdonald

ADDRESS:	###########	, Apt ,

City	######	State ##	ZIP #####

This Employment Agreement (the “Agreement”) dated this 1st day of Sept, 2009, (“Effective Date”) by and between LoanDepot.com (the “Company”) having its principal office located at 2601 Main Street, Suite 450, Irvine, CA 92614 and (the “Employee”) identified above and residing at the address listed above.

It is hereby agreed that for good consideration, the Company employs the Employee on the following terms & conditions:

1.0 Terms and Conditions; Employee at Will; Compensation

1.1 Terms and Conditions

The basic terms and conditions of your employment are as set out in this Employment Agreement and Employee Manual, as is hereby incorporated by reference. The Terms of this Agreement will commence on the Effective Date and continue through the date the Employee’s employment with the Company ceases. Important terms and relevant information is contained in the Employee Manual such as vacation allowances (if at all), dress code, privacy expectations, and conduct expectations, etc. Your acceptance of this position and your commencement of work further bind you to these terms and the Employee Manual as conditions of employment.

1.2 Employment at Will

Employee acknowledges that employment with the Company is on an “at-will” basis, and either the Company or Employee may terminate employment at any time, with or without cause. Employee further warrants and agrees that the only written amendments to this provision, signed by the CEO of LoanDepot.com will be relied upon during the term of the employment.

1.3 Compensation

1.3(a) The Company agrees to pay Employee compensation in accordance with Exhibit “A” attached hereto. Employee warrants and agrees that no promises have been made for any other compensation other than that described in Exhibit A. This compensation may be amended on a periodic basis for inclusion of special bonus plans applicable to a designated staff group.

Employee’s Initials:

1.3(b) Further, compensation may be amended on a periodic basis and not retroactive basis depending on business needs. Employee has the right to forfeit amendments to compensation and exercise a termination of employment. Employee accepts amendment to compensation by continuing employment and accepting compensation according to new terms.

1.3(c) The Company and Employee hereby agree that Employee shall be paid only for actual services performed. Neither will Employee give or receive, directly or indirectly, any rebate, thing of value or like payment, to or from any Employee or potential Employee, or any other person, for referral of the financial services transaction or any other settlement service.

1.4 Working Hours

1.4(a) Your working hours are designated by your position. You may required to work such additional hours as may be necessary or appropriate from time to time to enable you to carry out your duties properly

1.4(b) LoanDepot.com reserves the right, if it reasonably requires, increasing, reducing and/or otherwise varying or altering your hours or times of work.

1.4 (c) LoanDepot.com requires Employee to obtain written permission from Employee’s supervisor prior to working overtime. Section 1.4(c) does not apply if Exhibit A expressly states that Employee is eligible to work overtime.

1.5 Best Efforts

During the term of this Agreement, the Employee shall devote his or her best efforts to the performance of his or her duties under this Agreement and to advance the interests of the Company. In doing so, he or she shall avoid any actual or apparent conflicts of interest and shall not directly or indirectly engage in any business which may compete with the Company, nor shall Employee have any ownership interest in any such competing business, without full disclosure and the written consent of the Company.

2.0 Compliance with Laws and Company Policies

2.1 Federal Laws and State Laws

Employee agrees to comply with all State and Federal laws in effect governing the origination of residential mortgage financial transactions, or other financial services products then being transacted, including rules associated to RESPA, TILA, and ECOA. Further, Employee agrees to refrain from any dishonest or deceptive practices of any kind.

2.2 Company’s Policies

2.2(a) Employee acknowledges that it is the Company’s expressly stated policy not to designate any neighborhood areas as being acceptable or unacceptable also known as “Red-Lining”.

Employee’s Initials:

2.2(b) Further, the Employee acknowledges that it is the Company’s policy not to discriminate against any individual because of race, color, national origin, religion or creed, sex, marital status, familial status, handicap or disability, age (provided the applicant has the capacity to enter into a contract), the fact that all or part of the applicant’s income may be derived from a public assistance program, or the fact that the applicant has in good faith exercised any right under the Consumer Protection Act.

2.2(c) Employee shall not use the Company’s name in any advertising, disclosure, publication, or otherwise without the prior consent of the Company.

3.0 Confidentiality

3.1 Confidential Information

“Confidential Information” means all of the Company’s proprietary and/or confidential information, technical data, trade secrets or know-how, including, but not limited to, farming and telemarketing leads (as defined in section 3.2), all training materials, research, product plans, products, services, strategies, customer lists and customers (including, but not limited to, customers of Company on whom Employee called or with whom Employee became familiar during the term of this Agreement), markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, financial or other business information on computer diskettes, information electronically stored on computer hard press, data bases, or other information developed or obtained by the Company which are not generally known to the public for the benefit of any person other than the Company.

3.2 Leads

3.2(a) The procurement process for all financial transactions originated by the Company is the result of the research, development, marketing and resources of the Company. The Company pays for the leads, assumes the risks for the financial transactions, and retains exclusive proprietary interest until the financial transactions are completed. Consumers have been pre-qualified as to credit and property value and pre-screened as to debt ratio and interest which means the potential Consumers are more likely to obtain a loan than traditional leads.

3.2(b) The Company provides all of the leads for its Employees. The Employees are paid to contact Consumers, address issues as they arise and manage financial transactions throughout the entire process until they are transacted.

3.2(c) If the Employee is voluntarily or involuntarily terminated from the Company, the financial transactions that have not yet been transacted in his/her pipeline at the time of termination will be reassigned to another employee. A financial transaction is considered “transacted” at the point of Origination and at Closing. An Origination is the submission by the client of the first payment under the contract and execution of the contract for Loan Modification services. A Closing constitutes the issuance/receipt of the modification terms by the Investor/Servicer/Lender to the Client and receipt of final payment from Client.

Employee’s Initials:

Therefore, if Employee is terminated after obligating the Company to a transaction, the Company must still process the transaction and satisfy all existing obligations to the Consumers and its investors. Consequently, Employee will not be paid on any outstanding transactions that have not transacted; or be eligible for the conversion threshold at the time of termination.

3.3 Nondisclosure

Employee hereby agrees that he/she will, at all times, keep confidential any Confidential Information that Employee may acquire, and that Employee will not disclose, use or induce or assist in the use or disclosure of any Confidential Information without the Company’s prior express written consent, except as may be necessary in the ordinary course of transacting business on behalf of the Company.

3.4 Property of the Employer

Employee shall return all materials provided to him by the Company or any present, past or potential customer of the Company upon cessation of his employment.

3.5 Nonsolicitation of Customers and Employees

3.5(a) Customers Upon cessation of employment with the Company, Employee shall not for a period of two (2) years solicit customers of the Company for refinancing or other financial transactions and Employee hereby also agrees to refer back all clients and business originated while at the Company to the Company.

3.5(b) Employees Employee will not, in any way, (i) induce or attempt to induce any other Employee to resign his or her employ with the Company; (ii) interfere with or disrupt the Company’s relationship with Employees, its vendors or customers; (iii) and/or solicit for employment for his own interest or that of any person or entity any person employed by the Company.

4.0 Release Regarding Use of Photographs and Likeness

During the term of this Agreement, Company may occasionally take photographs or otherwise record images of the Employee for promotional, training or other business purposes. Employee gives to Company unrestricted permission to copyright, use, and/or publish photographic portraits, pictures, or videotape footage of Employee, and the negatives, transparencies, video, prints, or digital information pertaining to them, in still, single, multiple, moving or video format, in which Employee may be included for any other lawful purpose. Employee hereby waives any right that Employee may have to inspect and approve the finished product, the use to which it may be applied or to receive compensation in connection with the same.

5.0 Entire Agreement

5.1 Sole Agreement

This document contains the entire Agreement between the Company and Employee, and any other agreements, verbal or written, except any written addendum as provided for in the remainder of this Section, are void and of no effect. Employee agrees that no other promises or inducements have been made to him except those set forth herein or attached hereto and incorporated herein by reference. This Agreement cannot be modified or altered in any way except by a written addendum signed by the parties specifically referring to this Agreement and incorporating this Agreement by reference.

Employee’s Initials:

5.2 Prior Agreement

This Agreement takes effect in substitution for all previous agreements, contracts and arrangements whether written or oral or implied between Company and Employee relating to Employee’s employment, all of which contracts, agreements and arrangements shall be deemed to have been terminated by mutual consent as from the Effective Date.

6.0 Severability

If any provision of this Agreement is deemed invalid, illegal, or unenforceable, such provision will be severed and all other provisions of the Agreement which are not affected thereby will remain in full force and effect to the fullest extent permitted by State law.

7.0 Applicable Law

This Agreement and any amendments hereto shall be governed by and construed in accordance with the laws of the State of California. Any legal proceedings relating to this Agreement shall take place in Orange County, California or the United States District Court for the Southern District of California. Such remedy shall not be in place of any other remedy available to the Company. In the event that an injunction is issued in favor of the Company, Employee will reimburse the Company for all legal fees and costs incurred relating to the injunction.

8.0 Interpretation

8.1 Paragraph Headings

The paragraph headings of this Agreement are included for purposes of convenience only, and will not affect the construction or interpretation of any of its provisions.

8.2 Waiver

The Company’s failure to exercise any rights or privileges granted to it pursuant to this Agreement is not and shall not be interpreted/construed as a waiver any such rights or privileges.

9.0 Dispute Resolution

9.1 Any controversy or claim arising out of or relating to this Agreement, or the breach thereof (the “Disputes”) must be settled by arbitration in Orange County, California in accordance with the rules of the American Arbitration Association (“AAA”) and judgment on the award rendered may be entered in any court of competent jurisdiction. THIS DISPUTE RESOLUTION PARAGRAPH WILL APPLY TO ANY CLAIM BY EMPLOYEE UNDER FEDERAL OR STATE LAW, AND BOTH COMPANY AND EMPLOYEE HEREBY WAIVE THE RIGHT TO LITIGATE SUCH CLAIMS IN ANY FEDERAL OR STATE COURT.

9.2 Neither Company nor Employee will be required to submit to arbitration the following categories of Disputes: (1) Any Disputes that may not lawfully be the subject of a mandatory arbitration provision under State law (e.g., workers’ compensation claims); (2) Disputes in an amount subject to the jurisdiction of the state court with the lowest monetary jurisdictional limit under State law (e.g., Small Claims Court) which are actually filed in such court of inferior jurisdiction; and (3) Disputes which seek injunctive relief for breach of Section 3.0 of this Agreement.

Employee’s Initials:

9.3 Arbitration will comply with and be governed by any mandatory provisions of State law relating to arbitration proceedings, which are incorporated herein by reference. Unless prohibited by State law, discovery will be governed by and conducted in accordance with the FRCP.

9.4 The initiating party, claimant, must file a Demand for Arbitration with the AAA. The respondent will then be given an opportunity to respond and file a counterclaim. The AAA will then assign a case manager to the claim. The case manager will provide the Parties with a list of qualified arbitrators relevant to the type of dispute and the Parties’ geographic locale. The Parties will then mutually select an arbitrator to hear and decide the case by striking and numbering names from the list until the arbitrator is selected. The arbitration proceeding will take place in Orange County, California. The arbitrators will be entitled to award all types of relief that would otherwise be available to the parties in a court proceeding under State or Federal law. The arbitration award must be in a writing containing sufficient detail to reveal the essential findings and conclusions on which the award is based and will be binding upon the parties.

9.5 Company and Employee will each appoint one person to hear and determine the dispute and, if the two persons so selected are unable to agree, those two persons will select a third impartial arbitrator whose decision will be final and conclusive upon both parties. Each arbitrator must be a lawyer with at least ten (10) years of experience in employment law matters.

9.6 The arbitration award must be in writing and contain sufficient detail to reveal the essential findings and conclusions on which the award is based and will be binding upon the parties.

9.7 The costs of arbitration will be borne equally by the parties. However, if State or Federal law expressly requires that Company, as the employer, bear the entire cost of arbitration or other costs unique to arbitration for the particular controversy or claim which is the subject of the arbitration proceeding, Company will then pay the entire cost of arbitration and all such other unique costs, if applicable.

9.8 Company and Employee will each bear its/his/her own attorneys’ fees in connection with any arbitration proceeding hereunder.

THE EMPLOYEE ACKNOWLEDGES THAT EMPLOYMENT WITH THE COMPANY IS ON AN EMPLOYMENT AT WILL BASIS. THIS MEANS THAT THE EMPLOYEE’S EMPLOYMENT WITH THE COMPANY CAN BE TERMINATED AT ANY TIME, WITH OR WITHOUT CAUSE OR ADVANCE NOTICE, AND ACCEPTANCE OF EMPLOYMENT IS NOT A CONTRACT OF EMPLOYMENT FOR ANY SPECIFIED TIME. EMPLOYEE IS SIMILARLY FREE TO TERMINATE EMPLOYMENT WITH THE COMPANY AT ANY TIME FOR ANY REASON. THIS AT-WILL PROVISION MAY BE MODIFIED OR WAIVED ONLY IN A WRITTEN AGREEMENT SIGNED BOTH BY THE COMPANY’S PRESIDENT AND THE EMPLOYEE.

The parties hereto have read and understand the terms of this Agreement and by signing below, hereby agree to all of its terms and conditions.

EMPLOYEE

9-1-9

Signature of Employee	Date

Peter Macdonald
Name of Employee

Employee’s Initials: